UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2011

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland  20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On March 30, 2011, the Board of Directors of Sandy Spring Bancorp, Inc. (the “Company”) approved the adoption of the Executive Team Incentive Plan (the “Incentive Plan”).  The Incentive Plan is a variable cash incentive plan that is designed to motivate certain executives to achieve financial performance objectives and to reward them when such objectives are met.

The Incentive Plan will be administered by the Compensation Committee of the Board of Directors.  Subject to the terms of the Incentive Plan, the Compensation Committee has sole discretion to select the executive officers who shall be participants in the Incentive Plan for any performance period, establish performance goals for all eligible participants for the performance award, determine each participant’s target award, establish a payout formula of possible performance goals that must be achieved before an actual award will be paid to a participant, and interpret the provisions of the Incentive Plan.

The Compensation Committee assigns each participant a target award and the performance goal or goals that must be achieved before an award actually will be paid to the participant for a performance period.  The performance goals require the achievement of objectives relating to one or more of the following: (a) revenue, (b) net income, (c) efficiency ratio, (d) average loan growth, (e) average deposit growth, (f) average core deposit growth, (g) net interest margin, (h) fee based revenue growth, (i) non-performing assets as a percentage of total assets, (j) return on average equity, (k) return on average assets, (j) earnings per share, or such similar objectively determinable financial or other measures as may be adopted by the Compensation Committee.  Any of the performance goals may be measured in absolute terms or relative results in one or more such categories compared to a prior period.

After a performance period ends, the Compensation Committee must certify in writing the extent to which the pre-established performance goals actually were achieved or exceeded.  The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained.

In order to be eligible for an award under the Incentive Plan, a participant must be actively employed by the Company through the date of determination of the amount of the actual award, except in the event of death, disability or normal retirement.

The Board of Directors or the Compensation Committee may amend or terminate the Incentive Plan at any time and for any reason.

The Incentive Plan is being filed as Exhibit 10.1 to this report and is incorporated herein by reference.

 Item 9.01   Financial Statements and Exhibits

Exhibits

Number	Description

10.1	Executive Team Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: March 31, 2011	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
General Counsel and Secretary